Exhibit 99(c)(21)

MANNING & NAPIER FUND, INC.

ARTICLES SUPPLEMENTARY

MANNING & NAPIER FUND, INC. (the “Corporation”), a corporation organized under the laws of the State of Maryland, having its principal place of business at 290 Woodcliff Drive, Fairport, New York 14450, does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: As permitted by and in accordance with the Articles of Incorporation of the Corporation and Sections 2-208.1 and 2-105(c) of the Maryland General Corporation Law, the Corporation’s Board of Directors by a resolution adopted on May 2, 2007 voted to increase the authorized capital stock of the Corporation, par value $0.01, from one billion seven hundred million (1,700,000,000) having an aggregate par value of seventeen million dollars ($17,000,000) and designated and classified as follows:

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Small Cap Series Class A	37,500,000
Small Cap Series Class B	2,500,000
Small Cap Series Class C	5,000,000
Small Cap Series Class D	2,500,000
Small Cap Series Class E	2,500,000
Pro-Blend Maximum Term Series Class A	75,000,000
Pro-Blend Maximum Term Series Class B	5,000,000
Pro-Blend Maximum Term Series Class C	10,000,000
Pro-Blend Maximum Term Series Class D	5,000,000
Pro-Blend Maximum Term Series Class E	5,000,000
Pro-Blend Conservative Term Series Class A	37,500,000
Pro-Blend Conservative Term Series Class B	2,500,000
Pro-Blend Conservative Term Series Class C	5,000,000
Pro-Blend Conservative Term Series Class D	2,500,000
Pro-Blend Conservative Term Series Class E	2,500,000
Tax Managed Series Class A	37,500,000
Tax Managed Series Class B	2,500,000
Tax Managed Series Class C	5,000,000
Tax Managed Series Class D	2,500,000
Tax Managed Series Class E	2,500,000
World Opportunities Series Class A	87,500,000
World Opportunities Series Class B	2,500,000
World Opportunities Series Class C	5,000,000
World Opportunities Series Class D	2,500,000
World Opportunities Series Class E	2,500,000
Pro-Blend Moderate Term Series Class A	62,500,000
Pro-Blend Moderate Term Series Class B	2,500,000
Pro-Blend Moderate Term Series Class C	5,000,000
Pro-Blend Moderate Term Series Class D	2,500,000
Pro-Blend Moderate Term Series Class E	20,000,000
Pro-Blend Extended Term Series Class A	62,500,000
Pro-Blend Extended Term Series Class B	2,500,000
Pro-Blend Extended Term Series Class C	5,000,000
Pro-Blend Extended Term Series Class D	2,500,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Pro-Blend Extended Term Series Class E	20,000,000
International Series Class A	50,000,000
Life Sciences Series Class A	50,000,000
Technology Series Class A	50,000,000
Global Fixed Income Series Class A	50,000,000
New York Tax Exempt Series Class A	50,000,000
Ohio Tax Exempt Series Class A	50,000,000
Diversified Tax Exempt Series Class A	50,000,000
Equity Series Class A	75,000,000
Overseas Series Class A	50,000,000
High Yield Bond Series Class A	20,000,000
Commodity Series Class A	30,000,000
Core Bond Series Class A	75,000,000
Core Plus Bond Class A	75,000,000
Financial Services Series Class A	50,000,000
Unclassified	1,260,000,000

to three billion (3,000,000,000), par value $0.01, having an aggregate par value of thirty million dollars ($30,000,000) and designated and classified as follows:

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Small Cap Series Class A	87,500,000
Small Cap Series Class B	2,500,000
Small Cap Series Class C	2,500,000
Small Cap Series Class D	2,500,000
Small Cap Series Class E	2,500,000
Pro-Blend Maximum Term Series Class A	125,000,000
Pro-Blend Maximum Term Series Class B	2,500,000
Pro-Blend Maximum Term Series Class C	2,500,000
Pro-Blend Maximum Term Series Class D	2,500,000
Pro-Blend Maximum Term Series Class E	2,500,000
Pro-Blend Conservative Term Series Class A	87,500,000
Pro-Blend Conservative Term Series Class B	2,500,000
Pro-Blend Conservative Term Series Class C	2,500,000
Pro-Blend Conservative Term Series Class D	2,500,000
Pro-Blend Conservative Term Series Class E	2,500,000
Tax Managed Series Class A	87,500,000
Tax Managed Series Class B	2,500,000
Tax Managed Series Class C	2,500,000
Tax Managed Series Class D	2,500,000
Tax Managed Series Class E	2,500,000
World Opportunities Series Class A	150,000,000
World Opportunities Series Class B	2,500,000
World Opportunities Series Class C	2,500,000
World Opportunities Series Class D	2,500,000
World Opportunities Series Class E	2,500,000
Pro-Blend Moderate Term Series Class A	125,000,000
Pro-Blend Moderate Term Series Class B	2,500,000
Pro-Blend Moderate Term Series Class C	2,500,000
Pro-Blend Moderate Term Series Class D	2,500,000
Pro-Blend Moderate Term Series Class E	2,500,000
Pro-Blend Extended Term Series Class A	125,000,000
Pro-Blend Extended Term Series Class B	2,500,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Pro-Blend Extended Term Series Class C	2,500,000
Pro-Blend Extended Term Series Class D	2,500,000
Pro-Blend Extended Term Series Class E	2,500,000
International Series Class A	100,000,000
Life Sciences Series Class A	100,000,000
Technology Series Class A	100,000,000
Global Fixed Income Series Class A	50,000,000
New York Tax Exempt Series Class A	100,000,000
Ohio Tax Exempt Series Class A	100,000,000
Diversified Tax Exempt Series Class A	100,000,000
Equity Series Class A	125,000,000
Overseas Series Class A	100,000,000
High Yield Bond Series Class A	20,000,000
Commodity Series Class A	30,000,000
Core Bond Series Class A	125,000,000
Core Plus Bond Class A	125,000,000
Financial Services Series Class A	100,000,000
Unclassified	867,500,000

THIRD: Such shares have been duly authorized and classified by the Board of Directors pursuant to authority and power contained in Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s Articles of Incorporation.

FOURTH: The description of the shares of stock designated and classified as set forth above, including any preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption is as set forth in the Corporation’s Articles of Incorporation and has not changed in connection with these Articles Supplementary.

IN WITNESS WHEREOF, MANNING & NAPIER FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 16th day of May, 2007.

MANNING & NAPIER FUND, INC.

By:	/s/ Jeffrey S. Coons
Jeffrey S. Coons
Vice President

[Seal]

Attest:

/s/ Jodi L. Hedberg
Jodi L. Hedberg
Secretary

THE UNDERSIGNED, Vice President of Manning & Napier Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Jeffrey S. Coons
Jeffrey S. Coons
Vice President